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FOR ADDITIONAL INFORMATION CONTACT:
DAVID MARGULIES/JIM LAWRENCE
(214) 368-0909 (800) 710-5292 (PAGER)


                   AMERISERVE CLOSES SALE OF CANADIAN DIVISION


     Addison, Texas (September 7, 2000) -- AmeriServe Food Distribution, Inc. announced today that it has closed the sale of AmeriServe of Canada, Ltd. to a company wholly-owned by Priszm Brandz LP, a Canadian limited partnership, for slightly in excess of $1 million.

     AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is one of the nation's largest distributors specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.

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